As filed with the Securities and Exchange Commission on May 21, 1999

                                                       Registration No. 33-37610
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                 AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                              --------------------

                               ACXIOM CORPORATION
               (Exact name of registrant as specified in charter)

              DELAWARE                                  71-0581897
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification No.)

      P.O. BOX 2000, 301 INDUSTRIAL BOULEVARD, CONWAY, ARKANSAS 72033-2000
               (Address of principal executive offices) (Zip Code)

                                 (501) 336-1000
              (Registrant's telephone number, including area code)

                               Acxiom Corporation
                            U.K. Share Option Scheme
                            (Full title of the plan)

                                Charles D. Morgan
              Chairman of the Board and President (Company Leader)
                     P.O. Box 2000, 301 Industrial Boulevard
                           Conway, Arkansas 72033-2000
                                  501-336-1000
                 (Name, address and telephone number, including
                        area code, of agent for service)

                              --------------------

Acxiom Corporation is amending this registration statement to de-register 4,000,000 of the 5,600,000 shares of Company common stock originally registered on November 5, 1990 for issuance under the Company's U.K. Share Option Scheme. Acxiom will transfer the de-registered shares (including the fee paid to register such shares) to a registration statement covering shares to be issued under Acxiom's Key Associate Stock Option Plan.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conway, State of Arkansas, on the 21st day of May, 1999.

                                             ACXIOM CORPORATION


                                             /s/ Catherine L. Hughes
                                             -----------------------------------
                                             Catherine L. Hughes
                                             Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of May, 1999.


/s/ Robert S. Bloom*                        Chief Financial Officer
---------------------------------           (Principal accounting officer)
Robert S. Bloom


/s/ Dr. Ann H. Die*                         Director
---------------------------------
Dr. Ann H. Die


/s/ William T. Dillard II*                  Director
---------------------------------
William T. Dillard II


/s/ Harry C. Gambill*                       Director
---------------------------------
Harry C. Gambill


/s/ Rodger S. Kline*                        Chief Operating Officer,
---------------------------------           Treasurer and Director
Rodger S. Kline                             (Principal financial officer)


/s/ Charles D. Morgan*                      Chairman of the Board and President
---------------------------------           (Company Leader)(Principal executive
Charles D. Morgan                           officer)


/s/ Robert A. Pritzker*                     Director
---------------------------------
Robert A. Pritzker


/s/ James T. Womble*                        Division Leader and Director
---------------------------------
James T. Womble


*By: /s/ Catherine L. Hughes
---------------------------------
Catherine L. Hughes
Attorney-in-Fact